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                                     BYLAWS

                                       OF

                      UNION TEXAS PETROLEUM HOLDINGS, INC.





as of December 19, 1997
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                                     BYLAWS

                                       OF

                      UNION TEXAS PETROLEUM HOLDINGS, INC.



                                   ARTICLE I

                                   OFFICES

                 SECTION 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.


                 SECTION 2. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the Corporation may require.
                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                 SECTION 1. All meetings of the stockholders for the election of directors shall be held in the City of HOUSTON, State of TEXAS, at such place as may be fixed from time to time by the board of directors and stated in the notice of the meeting. Meetings of the stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                 SECTION 2. Annual meetings of stockholders shall be held on the third Tuesday of May if not a legal holiday, and if a legal holiday, then on the next secular day following, at 3:00 p.m., or at such other date and time as shall be designated by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.





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                 SECTION 3.  Subject to the provisions of Article IV, written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote thereat at least ten days before the date of the meeting.

                 SECTION 4. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman or by the Chief Executive Officer and shall be called by the Chairman, Chief Executive Officer, or Secretary at the request in writing by any two directors. Such request shall state the purpose or purposes of the proposed meeting.

                 SECTION 5. Written notice of a special meeting of stockholders stating the time, place and purpose or purposes thereof shall be given to each stockholder entitled to vote thereat at least ten days and not more than sixty (60) days before the date fixed for the meeting.

                 SECTION 6. The Chairman, at any meeting of stockholders, shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to the Chairman in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

                 SECTION 7. The holders of at least a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business, except as otherwise provided by law or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the Chairman or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting unless the adjournment is for more than thirty





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(30) days or if after the adjournment a new record date is fixed for the adjourned meeting, until a quorum shall be present or represented. A holder of a share shall be treated as being present at a meeting if the holder of such share is (i) present in person at the meeting or (ii) represented at the meeting by a valid proxy, whether the instrument granting such proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the meeting.

                 SECTION 8. If a quorum exists, action on a matter (other than the election of directors) shall be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter. In determining the number of votes cast, shares abstaining from voting or not voted on a matter will not be treated as votes cast. The provisions of this paragraph will govern with respect to all votes of stockholders except as otherwise provided for in these Bylaws or in the certificate of incorporation or by some specific statutory provision superseding the provisions contained in these Bylaws or the certificate of incorporation.

                 SECTION 9. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person on or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

                 SECTION 10.  Notice of Stockholder Business and Nominations

                 A.  Annual Meetings of Stockholders.

                     (1) Nominations of persons for election to the board of directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the board of directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving





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of notice provided for in this Section 10, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section
10.

                     (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation.
Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business





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of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation that are owned beneficially and held of record by such stockholder and such beneficial owner.

                     (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 10 to the contrary, in the event that the number of directors to be elected to the board of directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased board of directors at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting (or, if the annual meeting is held more than thirty (30) days before or sixty (60) days after such anniversary date, at least seventy (70) days prior to such annual meeting), a stockholder's notice required by this Section 10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

                 B.  Special Meetings of Stockholders.

                     Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the board of directors or (b) provided that the board of directors has determined that





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directors shall be elected at such meeting, by any stockholder of the
Corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 10. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this Section 10 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth
(60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

                 C.  General.

                     (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10. Except as otherwise provided by law or these Bylaws, the Chairman shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 10 and, if any proposed nomination or business is not in compliance herewith to declare that such defective proposal or nomination shall be disregarded.





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                     (2)  For purposes of this Section 10, "public
announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                     (3)  Notwithstanding the foregoing provisions of this
Section 10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 10 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

                 SECTION 11. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the board of directors to fix a record date. The board of directors shall promptly, but in all events within 10 days of the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the board of directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the





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Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.

                                  ARTICLE III

                                   DIRECTORS

                 SECTION 1. The number of directors which shall constitute the whole board shall be twelve, except as otherwise provided by the certificate of incorporation. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article or as otherwise provided by the certificate of incorporation, and each director elected shall hold office until his successor is elected and qualifies, except as otherwise provided by the certificate of incorporation; provided, however, that unless otherwise restricted by the certificate of incorporation or these Bylaws, any director of the entire board of directors may be removed either with or without cause, at any meeting of stockholders by vote of a majority of the stock present and entitled to vote thereat. Directors need not be stockholders.

                 SECTION 2. Except as otherwise provided by the certificate of incorporation, by law or by resolution of the board of directors, vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled only by a majority of the directors then in office, though less than a quorum, and not by the stockholders and the directors so chosen





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shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced.

                 SECTION 3. The business of the Corporation shall be managed under the direction of its board of directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

                       MEETINGS OF THE BOARD OF DIRECTORS

                 SECTION 4. The board of directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

                 SECTION 5. The first meeting of each newly elected board of directors shall be held as soon as practicable after the annual meeting of stockholders and no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present.

                 SECTION 6. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board of directors.

                 SECTION 7. Special meetings of the board may be held at any time upon the call of the Chairman of the Board or the Chief Executive Officer or by any director at such place, on such date, and at such time as he or she shall fix. Notice of the place, date and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telegraphing or telexing or by facsimile transmission or by oral notice of the same not less than twenty-four hours before such meeting. Oral notice shall be





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confirmed in writing.  Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

                 SECTION 8. Except as may be otherwise specifically provided by statute or by the certificate of incorporation, at all meetings of the board six directors shall constitute a quorum for the transaction of business and the approval of six of the directors present at any meeting shall be required for action. Any director not present for approval of any action shall not be counted for purposes of determining whether a quorum is present with respect to such matter, regardless of whether such director is present for approval of any other matter. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                 SECTION 9. Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting if all members of the board consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board.

                                  RESIGNATIONS

                 SECTION 10. Any director or officer of the Corporation may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer or the Vice President-Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.





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                                 ARTICLE IV

                                   NOTICES

                 SECTION 1. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given orally or by telegram, telecopy, telex or other reasonable form of communication.

                 SECTION 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE V

                                  OFFICERS

                 SECTION 1. The officers of the Corporation shall be chosen by the board of directors and shall be a chairman of the board (if elected), a chief executive officer, a vice president, a secretary, a controller and a treasurer. The board of directors may also choose additional vice presidents, and one or more assistant secretaries and assistant treasurers or other officers as deemed necessary. Two or more offices may be held by the same person.

                 SECTION 2. The board of directors at its first meeting after each annual meeting of stockholders may choose a chairman of the board from among the directors, and shall choose a chief executive officer, one or more vice presidents, a vice president-secretary and a treasurer, none of whom need to be a member of the board.





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                 SECTION 3.  The board of directors may appoint such other
officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

                 SECTION 4. The salaries of all officers and agents of the Corporation may be fixed by the board of directors.

                 SECTION 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time, either with or without cause, by the action of the board of directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the action of the board of directors.

                            CHAIRMAN OF THE BOARD

                 SECTION 6. The Chairman of the Board, if one shall be elected and if present, shall preside at all meetings of the board and of the stockholders. He shall have, to the extent designated by and under the control of the board, general supervision and direction of the business and affairs of the Corporation. He shall at all times see that all resolutions or determinations of the board are carried into effect. He shall perform the duties incident to the office of the Chairman of the Board and all such other duties as are specified in these Bylaws or as shall be assigned to him from time to time by the board.

                           CHIEF EXECUTIVE OFFICER

                 SECTION 7. The Chief Executive Officer shall perform such duties as from time to time shall be assigned to him by the board. He shall also be the chief operating officer of the Corporation and shall, in conjunction with any such duties of the Chairman, if any, generally supervise and direct the business and affairs of the Corporation. He may execute bonds, mortgages





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and other contracts requiring a seal, under the seal of the Corporation, and any and all other contracts or obligations of the Corporation.

                             THE VICE PRESIDENTS

                 SECTION 8. The Vice Presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe. They may execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, and any and all other contracts or obligations of the Corporation.

                    THE SECRETARY AND ASSISTANT SECRETARIES

                 SECTION 9. The Secretary or other person acting in that capacity shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors, the Chairman of the Board (if any), or the Chief Executive Officer, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation, affix the same to any instrument requiring it and, when so affixed, such instrument may be attested by his signature or by the signature of the Treasurer or an assistant secretary.

                 SECTION 10. The Assistant Secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the Secretary, perform the





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duties and exercise the powers of the Secretary.  They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

           THE TREASURER, THE CONTROLLER AND ASSISTANT TREASURERS

                 SECTION 11. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors.

                 SECTION 12. He shall disburse the funds of the Corporation to be ordered by the board of directors, taking proper orders for such disbursements, and shall render to the Chairman of the Board, if any, the President and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

                 SECTION 13. If required by the board of directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                 SECTION 14. The Controller and the Assistant Treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.





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                                 ARTICLE VI

                               INDEMNIFICATION

                 SECTION 1.(a) The Corporation shall indemnify, in the manner and to the full extent authorized by law (as now in effect or later amended), any person who was or is a witness in or a party to, or who is threatened to be made a party to, any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason, in whole or in part, of the fact that such person or such person's spouse is or was a director or officer of the Corporation or any predecessor of the Corporation or serves or served in any other corporation or enterprise as director, officer, employee or agent at the request of the Corporation or any predecessor of the Corporation.

                 (b) Without limitation of subsection (a) above, the Corporation shall indemnify any person who was or is a witness, a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation or any predecessor of the Corporation) by reason of the fact that such person is or was, at any time prior to or during which this Article VI is in effect, a director or officer of the Corporation or any predecessor of the Corporation, or is or was, at any time prior to or during which this Article VI is in effect, serving at the request of the Corporation or any predecessor of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against reasonable expenses (including attorneys' fees), judgments, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or any predecessor of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was





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unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or any predecessor of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                 (c) Without limitation of subsection (a) above, the Corporation shall indemnify any person who was or is a witness, a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation or any predecessor of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was, at any time prior to or during which this Article VI is in effect, a director or officer of the Corporation or any predecessor of the Corporation, or is or was, at any time prior to or during which this Article VI is in effect, serving at the request of the Corporation or any predecessor of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against reasonable expenses (including attorneys' fees) and amounts paid in settlement, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to the amounts paid in settlement, the settlement is determined to be in the best interests of the Corporation; provided that no indemnification shall be made under this subsection (c) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery, or other court of appropriate jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the





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circumstances of the case, such person is fairly and reasonably entitled to indemnity of such expenses which the Delaware Court of Chancery, or other court of appropriate jurisdiction, shall deem proper.

                 (d)  Any indemnification under subsections (b) or (c) of this
Section 1 (unless ordered by the Delaware Court of Chancery or other court of appropriate jurisdiction) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (b) and (c) of this Section 1. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or
(2) if there are no such directors, or, if such directors so direct, by independent legal counsel, selected by the board of directors; or (3) by the stockholders. In the event a determination is made under this subsection (d) that the director or officer has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

                 (e) In addition to and without limitation of subsections (b) or (c) of this Section 1, expenses incurred by a person or spouse of a person who is or was a director or officer of the Corporation or any predecessor of the Corporation, in appearing at, participating in or defending any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding; provided, however, that if the Delaware General Corporation Law requires, an advancement of expenses incurred by a person in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person) shall be made only upon receipt of an undertaking by or on behalf of such person to repay such





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amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by this Article VI.

                 (f) If a claim under this Article VI is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                 (g) It is the intention of the Corporation to indemnify the persons referred to in this Article VI to the fullest extent permitted by law (as now in effect or later amended) and with respect to any action, suit or proceeding arising from events which occur at any time prior to or during which this Article VI is in effect. The indemnification and advancement of expenses provided by this





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Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be or become entitled under any law, the certificate of incorporation, agreement, vote of stockholders or disinterested directors or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any such person, both as to action in his official capacity (if any) and as to action in another capacity while holding such office, and shall inure to the benefit of his heirs, legal representatives and assigns. The provisions of this Article VI are contract rights which (i) are for the benefit of, and may be enforced by, the persons entitled thereto the same as if set forth in their entirety in a written instrument duly executed and delivered by the Corporation and each such person and (ii) constitute a continuing offer to all present and future directors or officers of the Corporation. The Corporation, by its adoption of these Bylaws, (i) acknowledges and agrees that each present and future director or officer of the Corporation has relied upon and will continue to rely upon the provisions of this Article VI in becoming, and serving as, a director or officer of the Corporation or, if requested by the Corporation, a director, officer, employee, agent, trustee or the like of another corporation or other enterprise, (ii) waives reliance upon, and all notices of acceptance of, such provisions by such directors or officers and (iii) acknowledges and agrees that no person entitled to indemnification hereunder shall be prejudiced in his right to enforce the provisions of this Article VI in accordance with their terms by any act or failure to act on the part of the Corporation. No amendment, modification or repeal of this Article VI or any provisions hereof shall in any manner terminate, reduce or impair the right of any person entitled to indemnification hereunder to be indemnified or advanced expenses by the Corporation, nor the obligation of the Corporation to indemnify or advance expenses to any such person under and in accordance with the provisions of this
Article VI as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters





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
occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claim may arise or be asserted. The provisions of this Article VI shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of each person entitled to indemnification hereunder and his or her heirs, legal representatives and assigns.

                 (h) The indemnification provided by this Article VI shall be subject to all valid and applicable laws, and, in the event this Article VI or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control, and this Article VI shall be regarded as modified so that this Article and the indemnification provided for herein shall be valid and enforceable to the greatest extent permitted by applicable laws, and, as so modified, this Article VI shall continue in full force and effect.

                                  ARTICLE VII

                             CERTIFICATES OF STOCK

                 SECTION 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by (or bearing such a facsimile signature) or in the name of the Corporation, by the Chairman, Chief Executive Officer or the Vice President, the Treasurer, or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

                               LOST CERTIFICATES

                 SECTION 2. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or





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
certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                                   DIVIDENDS

                 SECTION 1. Dividends upon the capital stock of the Corporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

                 SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                     CHECKS

                 SECTION 3. The persons from time to time holding the position of Chairman of the Board (if any), Chief Executive Officer, Vice President, Vice President-Secretary, Treasurer or Controller, of the Corporation, acting by written instrument signed by any two of them are hereby authorized: (1) to open or close any bank account of the Corporation; (2) to designate the use of any





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
such account; (3) to grant authority to any person or combination of persons to sign checks, by manual or facsimile signature, or issue instructions for withdrawal of funds from any account maintained by the Corporation; (4) to revoke the authority of any person or persons to sign checks or to issue instructions; (5) to establish a maximum amount as to which any person or combination of persons shall be authorized to sign checks or issue instructions; and (6) to take all such further actions, and to execute and deliver all such further instruments and documents, in the name and on behalf of the Corporation, as in their judgment shall be necessary, proper or advisable.

                                  FISCAL YEAR

                 SECTION 4. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

                                      SEAL

                 SECTION 5. The corporate seal shall have inscribed thereon the name of the Corporation and words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE IX

                                   AMENDMENTS

                 SECTION 1. These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the board of directors.





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